Exhibit 7

Board of Governors of the Federal Reserve System	OMB Number 7100-0036
Federal Deposit Insurance Corporation	OMB Number 3064-0052
Office of the Comptroller of the Currency	OMB Number 1557-0081
Approval expires May 31, 2021
Page 1 of 84

Federal Financial Institutions Examination Council

Consolidated Reports of Condition and Income for a Bank with Domestic Offices Only—FFIEC 041

Report at the close of business June 30, 2018

This report is required by law: 12 U.S.C. § 324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); 12 U.S.C. §161 (National banks); and 12 U.S.C. §1464 (Savings associations).

        20180630

(RCON 9999)

Unless the context indicates otherwise, the term “bank” in this report form refers to both banks and savings associations.

This report form is to be filed by banks with domestic offices only and total consolidated assets of less than $100 billion, except those banks that file the FFIEC 051.

NOTE: Each bank’s board of directors and senior management are responsible for establishing and maintaining an effective system of internal control, including controls over the Reports of Condition and Income. The Reports of Condition and Income are to be prepared in accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financial Officer (CFO) of the reporting bank (or by the individual performing an equivalent function) and attested to by not less than two directors (trustees) for state nonmember banks and three directors for state member banks, national banks, and savings associations.

I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct to the best of my knowledge and belief.

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.

Director (Trustee)

Signature of Chief Financial Officer (or Equivalent)	Director (Trustee)

7/30/2018
Date of Signature	Director (Trustee)

Submission of Reports

Each bank must file its Reports of Condition and Income (Call Report) data by either:

(a)

Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC’s Central Data Repository (CDR), an Internet-based system for data collection (https://cdr.ffiec.gov/cdr/), or

(b)

Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data into the electronic format that can be processed by the CDR. The software vendor or other party then must electronically submit the bank’s data file to the CDR.

For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (703) 774-3946, or by e-mail at CDR.Help@ffiec.gov.

FDIC Certificate Number	623
(RSSD 9050)

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer generated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files.

The appearance of your bank’s hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC’s sample report forms, but should show at least the caption of each Call Report item and the reported amount.

DEUTSCHE BANK TRUST COMPANY AMERICAS

Legal Title of Bank (RSSD 9017)

New York

City (RSSD 9130)

NY	10005
State Abbreviation (RSSD 9200)	Zip Code (RSSD 9220)

Legal Entity Identifier (LEI)

8EWQ2UQKS07AKK8ANH81

(Report only if your institution already has an LEI.) (RCON 9224)

The estimated average burden associated with this information collection is 55.35 hours per respondent and is expected to vary by institution, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the Currency, Washington, DC 20219; Assistant Executive Secretary, Federal Deposit Insurance Corporation, Washington, DC 20429.

06/2018

FFIEC 041

Consolidated Reports of Condition and Income for a Bank

with Domestic Offices Only

Table of Contents

Signature Page	1

Contact Information	3, 4

Report of Income
Schedule RI—Income Statement	RI-1, 2, 3, 4
Schedule RI-A—Changes in Bank Equity Capital	RI-5
Schedule RI-B—Charge-offs and Recoveries on Loans and Leases and Changes in Allowance for Loan and Lease Losses	RI-6, 7, 8

Schedule RI-C—Disaggregated Data on the Allowance for Loan and Lease Losses (to be completed only by selected banks)	RI-9

Schedule RI-E—Explanations	RI-10, 11

Report of Condition
Schedule RC—Balance Sheet	RC-1, 2

Schedule RC-A—Cash and Balances Due from Depository Institutions (to be completed only by selected banks)	RC-3
Schedule RC-B—Securities	RC-3, 4, 5, 6, 7, 8

Schedule RC-C—Loans and Lease Financing Receivables:
Part I. Loans and Leases	RC-9, 10, 11, 12, 13
Part II. Loans to Small Businesses and Small Farms	RC-14,15

Schedule RC-D—Trading Assets and Liabilities (to be completed only by selected banks)	RC-16

Schedule RC-E—Deposit Liabilities	RC-17, 18, 19

Schedule RC-F—Other Assets	RC-20
Schedule RC-G—Other Liabilities	RC-20
Schedule RC-K—Quarterly Averages	RC-21, 22

Schedule RC-L—Derivatives and Off-Balance-Sheet Items	RC-23, 24, 25, 26
Schedule RC-M—Memoranda	RC-27, 28, 29, 30
Schedule RC-N—Past Due and Nonaccrual Loans, Leases, and Other Assets	RC-31, 32, 33, 34, 35
Schedule RC-O—Other Data for Deposit Insurance and FICO Assessments	RC-36, 37, 38, 39, 40, 41

Schedule RC-P—1–4 Family Residential
Mortgage Banking Activities (to be completed only by selected banks)	RC-42

Schedule RC-Q—Assets and Liabilities Measured at Fair Value on a Recurring Basis (to be completed only by selected banks)	RC-43, 44, 45

Schedule RC-R—Regulatory Capital:
Part I. Regulatory Capital Components and Ratios	RC-46, 47, 48
Part II. Risk-Weighted Assets	RC-49,
50, 51, 52, 53, 54, 55, 56, 57, 58, 59, 60, 61

Schedule RC-S—Servicing, Securitization,
and Asset Sale Activities	RC-62, 63
Schedule RC-T—Fiduciary and Related
Services	RC-64, 65, 66, 67

Schedule RC-V—Variable Interest Entities	RC-68

Optional Narrative Statement Concerning
the Amounts Reported in the Reports
of Condition and Income	RC-69

For information or assistance, national banks, state nonmember banks, and savings associations should contact the FDIC’s Data Collection and Analysis Section, 550 17th Street, NW, Washington, DC 20429, toll free on (800) 688-FDIC(3342), Monday through Friday between 8:00 a.m. and 5:00 p.m., Eastern Time. State member banks should contact their Federal Reserve District Bank.

03/2018

FFIEC 041

RC-1

Consolidated Report of Condition for Insured Banks

and Savings Associations for June 30, 2018

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands					RCON	Amount
Assets
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a.	Noninterest-bearing balances and currency and coin (1)			0081	35,000	1.a.
	b.	Interest-bearing balances (2)			0071	15,749,000	1.b.
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a.
	b.	Available-for-sale securities (from Schedule RC-B, column D)			1773	0	2.b.
	c.	Equity securities with readily determinable fair values not held for trading (3)			JA22	5,000	2.c.
3.	Federal funds sold and securities purchased under agreements to resell:
	a.	Federal funds sold			B987	0	3.a.
	b.	Securities purchased under agreements to resell (4)			B989	17,359,000	3.b.
4.	Loans and lease financing receivables (from Schedule RC-C):
	a.	Loans and leases held for sale			5369	0	4.a.
	b.	Loans and leases held for investment	B528	9,125,000			4.b.
	c.	LESS: Allowance for loan and lease losses	3123	7,000			4.c.
	d.	Loans and leases held for investment, net of allowance (item 4.b minus 4.c)			B529	9,118,000	4.d.
5.	Trading assets (from Schedule RC-D)				3545	0	5.
6.	Premises and fixed assets (including capitalized leases)				2145	18,000	6.
7.	Other real estate owned (from Schedule RC-M)				2150	1,000	7.
8.	Investments in unconsolidated subsidiaries and associated companies				2130	0	8.
9.	Direct and indirect investments in real estate ventures				3656	0	9.
10.	Intangible assets (from Schedule RC-M)				2143	22,000	10.
11.	Other assets (from Schedule RC-F)				2160	1,089,000	11.
12.	Total assets (sum of items 1 through 11)				2170	43,396,000	12.
Liabilities
13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E)			2200	31,801,000	13.a.
		(1) Noninterest-bearing (5)	6631	21,609,000			13.a.(1)
		(2) Interest-bearing	6636	10,192,000			13.a.(2)
	b.	Not applicable
14.	Federal funds purchased and securities sold under agreements to repurchase:
	a.	Federal funds purchased (6)			B993	896,000	14.a.
	b.	Securities sold under agreements to repurchase (7)			B995	0	14.b.
15.	Trading liabilities (from Schedule RC-D)				3548	0	15.
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)				3190	251,000	16.
17.	and 18. Not applicable
19.	Subordinated notes and debentures (8)				3200	0	19.

1.	Includes cash items in process of collection and unposted debits.
2.	Includes time certificates of deposit not held for trading.
3.

Item 2.c is to be completed only by institutions that have adopted ASU 2016-01, which includes provisions governing the accounting for investments in equity securities. See the instructions for further detail on ASU 2016-01.

4.	Includes all securities resale agreements, regardless of maturity.
5.	Includes noninterest-bearing demand, time, and savings deposits.
6.	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
7.	Includes all securities repurchase agreements, regardless of maturity.
8.	Includes limited-life preferred stock and related surplus.

06/2018

FFIEC 041

RC-2

Schedule RC—Continued

Dollar Amounts in Thousands		RCON	Amount
Liabilities—continued
20.	Other liabilities (from Schedule RC-G)	2930	1,169,000	20.
21.	Total liabilities (sum of items 13 through 20)	2948	34,117,000	21.
22.	Not applicable
Equity Capital
	Bank Equity Capital
23.	Perpetual preferred stock and related surplus	3838	0	23.
24.	Common stock	3230	2,127,000	24.
25.	Surplus (exclude all surplus related to preferred stock)	3839	721,000	25.
26.	a. Retained earnings	3632	6,432,000	26.a.
	b. Accumulated other comprehensive income (1)	B530	(1,000)	26.b.
	c. Other equity capital components (2)	A130	0	26.c.
27.	a. Total bank equity capital (sum of items 23 through 26.c)	3210	9,279,000	27.a.
	b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	0	27.b.
28.	Total equity capital (sum of items 27.a and 27.b)	G105	9,279,000	28.
29.	Total liabilities and equity capital (sum of items 21 and 28)	3300	43,396,000	29.

Memoranda

To be reported with the March Report of Condition.

		RCON	Number
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2017	6724	NA	M.1.

1a =

An integrated audit of the reporting institution’s financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or Public Company Accounting Oversight Board (PCAOB) by an independent public accountant that submits a report on the institution

1b =

An audit of the reporting institution’s financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution

2a =

An integrated audit of the reporting institution’s parent holding company’s consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

2b =

An audit of the reporting institution’s parent holding company’s consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

3 =	This number is not to be used

4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)

5 =	Directors’ examination of the bank performed by other external auditors (may be required by state-chartering authority)

6 =	Review of the bank’s financial statements by external auditors

7 =	Compilation of the bank’s financial statements by external auditors

8 =	Other audit procedures (excluding tax preparation work)

9 =	No external audit work

To be reported with the March Report of Condition.

	RCON	Date
2. Bank’s fiscal year-end date (report the date in MMDD format)	8678	NA	M.2.

1.

Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.

2.	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

03/2018